UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2018

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100
San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On October 9, 2018, OncoSec Medical Incorporated (the “Company”) completed the first closing of 5,333,333 shares of its $0.0001 par value common stock (the “Common Stock”) from the Company’s previously announced registered direct offering. In connection with the offering, on August 31, 2018, the Company entered into a stock purchase agreement (“Purchase Agreement”) with Alpha Holdings, Inc. The Company received total proceeds, before expenses, of $8 million in cash from the offering. There were no underwriting or placement agent fees associated with the offering. The second closing of 4,666,667 shares of Common Stock is expected to occur on or before December 15, 2018.

The Company registered the sale of the shares with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3, as amended (File No. 333-213036) (the “Registration Statement”) filed on August 9, 2016, and declared effective by the SEC August 26, 2016, covering shares of the Company’s Common Stock. The Company is filing this current report on Form 8-K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Registration Statement by reference.

The summary of the Purchase Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Stock Purchase Agreement, dated as of August 31, 2018, between OncoSec Medical Incorporated and Alpha Holdings, Inc., filed as Exhibit 10.1 to Form 8-K on September 4, 2018 (File No. 000-54318), and incorporated herein by reference.

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: October 9, 2018	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President